                                                                     EXHIBIT 1.3



                             DATED [ ] OCTOBER, 1999





                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD
                                   AS COMPANY


                           OVERSEAS UNION BANK LIMITED
                         AS LEAD MANAGER AND UNDERWRITER


                                     - AND -


                  CITICORP INVESTMENT BANK (SINGAPORE) LIMITED
                       AS CO-LEAD MANAGER AND UNDERWRITER






                -------------------------------------------------


                                    FORM OF
                      MANAGEMENT AND UNDERWRITING AGREEMENT
                                 RELATING TO THE
                            SINGAPORE RETAIL OFFERING


                -------------------------------------------------











                                ALLEN & GLEDHILL,
                           36, ROBINSON ROAD, #18-01,
                                   CITY HOUSE,
                                SINGAPORE 068877.

                                 C O N T E N T S


CLAUSE            HEADING                                              PAGE
------            -------                                              ----
   1.             DEFINITIONS

   2.             SINGAPORE RETAIL OFFERING

   3.             SUBSCRIPTION AND OPTION

   4.             SINGAPORE PROSPECTUS

   5.             FEE AND COMMISSION

   6.             DELIVERY AND PAYMENT

   7.             WARRANTIES AND UNDERTAKINGS

   8.             SUB-UNDERWRITING

   9.             BROKERAGE

  10.             CONDITIONS

  11.             RESCISSION AND TERMINATION

  12.             ANNOUNCEMENTS

  13.             ADVERTISEMENT

  14.             CONSENT TO DISCLOSURE

  15.             TIME OF ESSENCE

  16.             NOTICES

  17.             AGREEMENT AMONG MANAGERS

  18.             SUCCESSORS

  19.             GOVERNING LAW


                  SCHEDULE 1  -  UNDERWRITING COMMITMENTS

                  SCHEDULE 2  -  FORM OF CERTIFICATE

                  SCHEDULE 3  -  AUTHORISED SIGNATORIES

            T H I S  A G R E E M E N T  is made on [ ] October, 1999
            B E T W E E N:-

(1) CHARTERED SEMICONDUCTOR MANUFACTURING LTD (the "Company"), a company incorporated in Singapore with its registered office at 60, Woodlands Industrial Park D, Street 2, Singapore 738406;

(2) OVERSEAS UNION BANK LIMITED ("OUB" or the "Lead Manager"), a company incorporated in Singapore with its registered office at 1, Raffles Place, OUB Centre, Singapore 048616; and

(3) CITICORP INVESTMENT BANK (SINGAPORE) LIMITED, a company incorporated in Singapore with its registered office at 5, Shenton Way, #37-03/04, UIC Building, Singapore 068808 ("Citicorp" or the "Co-Lead Manager " and together with the Lead Manager, the "Managers").

            W H E R E A S:-

(A) The Company is a company limited by shares incorporated in Singapore on 16th November, 1987 and has at the date of this Agreement an authorised share capital of S$800,000,000.540 consisting of 3,076,923,079 ordinary shares of S$0.26 each, of which 1,001,425,308 ordinary shares of S$0.26 each have been issued and are fully paid.

(B) The Company proposes to issue the New Shares (as defined below) and to offer the New Shares by way of a Global Offering (as defined below) comprising:-

            (i) [150,000,000] New Shares directly or in the form of ADSs (as defined below) pursuant to the U.S. Offering (as defined below);

            (ii) [75,000,000] New Shares directly or in the form of ADSs pursuant to the International Offering (as defined below); and

            (iii) [25,000,000] New Shares pursuant to the Singapore Retail
                  Offering (as defined below),

at the Offering Price (as defined below).

(C) Pursuant to the U.S. Underwriting Agreement (as defined below), the Company has agreed to issue an aggregate of [150,000,000] New Shares, directly or in the form of ADSs (the "U.S. Underwritten Shares"), and to grant to the U.S. Underwriters (as defined below) an option to purchase from the Company up to [22,500,000] additional new Shares directly or in the form of ADSs to cover over-allotments (the "U.S. Option Shares" and together with the U.S. Underwritten Shares, the "U.S. Securities").

(D) Pursuant to the International Underwriting Agreement (as defined below), the Company has agreed to issue an aggregate of [75,000,000] New Shares, directly or in the form of ADSs (the "International Underwritten Shares"), and to grant to the International Underwriters (as defined below) an option to purchase from the Company up to [11,250,000] additional new Shares directly or in the form of ADSs to cover over-allotments (the "International Option Shares" and, together with the International Underwritten Shares, the "International Securities").

(E) Pursuant to the Agreement Among U.S. Underwriters, International Underwriters and Singapore Underwriters (as defined below), the International Underwriters and the Managers may purchase from the U.S Underwriters a portion of the U.S. Securities, the U.S Underwriters may purchase from the International Underwriters a portion of the International Securities and the U.S Underwriters and the International Underwriters may purchase from the Managers a portion of the Singapore Securities (as defined below).

(F) As part of the Global Offering, the U.S. Underwriters, the International Underwriters and the Managers have agreed to reserve up to five per cent. of the Shares (including Shares represented by ADSs) out of the Global Offering (the "Directed Shares") for priority allocation to the Company's employees, business associates and one of its directors, the directors, officers and employees of the Company's affiliates and to certain charitable organisations in Singapore (the "Participants") as set out in the Prospectuses under the heading "Underwriting", at the Offering Price. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the Business Day on which the Underwriting Agreements (as defined below) are executed will be offered to the public by the U.S. Underwriters, the International Underwriters and the Managers as set out in the Prospectuses and the Agreement Among U.S Underwriters, International Underwriters and Singapore Underwriters.

(G) The Company has obtained the approval in-principle from the Stock Exchange of Singapore Limited (the "Stock Exchange") for the admission of all the issued ordinary shares of S$0.26 each in the capital of the Company and all the New Shares to the Official List of the Stock Exchange.

(H) The Company has requested OUB to lead manage and Citicorp to co-lead manage, and OUB and Citicorp have agreed to lead manage and co-lead manage, respectively, the Singapore Retail Offering (as defined below) on its behalf and the Company has requested the Managers, and the Managers have agreed, to subscribe for, or procure subscription for, the Invitation Shares (as defined below), upon the terms and subject to the conditions of this Agreement.

            I T  I S  A G R E E D  as follows:-

1.          DEFINITIONS

(A)         In this Agreement:-

            (i)   except to the extent that the context requires otherwise:-

                  "ADSs" means American Depository Shares, evidenced by American depository receipts, with each ADS representing 10 Shares;

                  "Agreement Among U.S. Underwriters, International Underwriters
                  and Singapore Underwriters" means [                     ];

                  "Closing Date" means [                  ], 1999 (or such later
                  date as the Company and OUB may agree);

                  "Depository" has the meaning ascribed to it in Section 130A of the Companies Act, Chapter 50 of Singapore;

                  "Directors" means the Directors of the Company named in the Singapore Prospectus;

                  "Global Offering" means the International Offering, the U.S. Offering and the Singapore Retail Offering;

                  "Group" means the Company and its subsidiaries;

                  "International Offering" means the offering of New Shares directly or in the form of ADSs to investors outside the U.S. and Canada;

                  "International Underwriters" means the International Underwriters named in the International Underwriting Agreement;

                  "International Underwriting Agreement" means the underwriting agreement dated [ ], 1999 entered into between the Company and the International Underwriters, relating to the International Offering;

                  "Invitation Shares" means Offer Shares and the Singapore Directed Shares;

                  "market day" means a day on which the Stock Exchange is open for securities trading;

                  "New Shares" means [250,000,000] new ordinary shares of S$0.26 each in the capital of the Company;

                  "Offer Shares" means [           ] of the New Shares offered
                  by way of a public offering in Singapore;

                  "Offering Price" means U.S.$[     ] for each ADS and S$[     ]
                  for each Share;

                  "Option Shares" means [      ] new ordinary shares of S$0.26
                  each in the capital of the Company;

                  "Prospectuses" means [the International Prospectus, the U.S. Prospectus and the Singapore Prospectus];

                  "Shares" means ordinary shares of S$0.26 each in the capital of the Company;

                  "Singapore Directed Shares" means [      ] of the New Shares
                  to be allocated to Participants in Singapore;

                  "Singapore Dollar(s)" and the symbol "S$" mean the lawful currency of Singapore;

                  "Singapore Prospectus" means the prospectus in the agreed form and relating to the Singapore Retail Offering;

                  "Singapore Retail Offering" means the offering of the Invitation Shares to retail investors in Singapore on the terms and conditions of the Singapore Prospectus;

                  "Singapore Securities" means the Invitation Shares and the Option Shares;

                  "Specified Event" means an event occurring after the date of this Agreement and prior to [time] on the Closing Date which, if it had occurred before the date of this Agreement, would have rendered any of the warranties contained in Clause 7(A) untrue or incorrect in any material respect;

                  "subsidiary" has the meaning ascribed to it in Section 5 of the Companies Act, Chapter 50;

                  "Total Underwriting Commitments" means the aggregate of the Underwriting Commitments;

                  "Underwriting Commitment" means, in relation to a Manager, the number of Invitation Shares set out opposite its name in
                  Schedule 1;

                  "U.S." means the United States of America;

                  "U.S. Dollars" or "US$" means the lawful currency of the U.S.;

                  "U.S. Offering" means the offering of New Shares directly or in the form of ADSs to investors in the U.S. and Canada;

                  "U.S. Underwriters" means the U.S. Underwriters named in the U.S. Underwriting Agreement;

                  "U.S. Underwriting Agreement" means the underwriting agreement
                  dated [           ], 1999 entered into between the Company and
                  the U.S. Underwriters, relating to the U.S. Offering; and

                  "Underwriting Agreements" means the International Underwriting Agreement, the U.S. Underwriting Agreement and this Agreement;

            (ii) any reference to a document being "in the agreed form" means in the form of the proof or draft thereof signed for identification on behalf of the Company and OUB with such alterations (if any) as may be agreed between the Company and OUB; and

            (iii) words importing the masculine gender shall, where applicable, include the feminine and neuter genders and vice versa.

(B) References to "Recitals", "Clauses" and "Schedules" are to recitals of, clauses of and schedules to this Agreement.

(C) The headings are for convenience only and shall not affect the interpretation of the provisions of this Agreement.

2.          SINGAPORE RETAIL OFFERING

(A)         Subject to the terms and conditions of this Agreement:-

            (i) the Company appoints OUB, and OUB agrees, to lead manage the Singapore Retail Offering; and

            (ii) the Company appoints Citicorp, and Citicorp agrees, to co-manage the Singapore Retail Offering.

(B) The Company authorises and directs OUB to do all such acts and things as it may deem necessary or advisable for or in connection with the Singapore Retail Offering and, in particular, but without prejudice to the foregoing and the other provisions of this Agreement:-

            (i) to assist the Company in the Singapore Retail Offering on the terms and subject to the conditions of this Agreement; and

            (ii) to make available copies of the Singapore Prospectus to such persons as it may in its discretion deem fit.

3.          SUBSCRIPTION AND OPTION

(A) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set out in Clause 7, the Company agrees to issue, and each Manager agrees, severally and not jointly, to subscribe or procure subscriptions for the number of Invitation Shares representing its Underwriting Commitment at the Offering Price for each Invitation Share.

(B) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set out in Clause 7, the Company hereby grants an option to the Managers to, severally and not jointly and each in the proportion borne by its Underwriting Commitment to the Total Underwriting Commitments, subscribe or procure subscriptions for up to [3,750,000] Option Shares at the Offering Price, to cover over-allotments in the Singapore Retail Offering. Such option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Singapore Prospectus upon notice by OUB, on behalf of the Managers, to the Company, setting out the number of Option Shares as to which the Managers are exercising such option and the settlement date.

(C) The Company agrees with and undertakes to each of the Managers that the Invitation Shares and the Option Shares will upon their issue rank in all respects pari passu with the existing issued ordinary shares of S$0.26 each in the capital of the Company.

4.          SINGAPORE PROSPECTUS

            Subject to the terms and conditions of this Agreement, not later
than [          ], 1999 (or such other date as the Company and OUB may agree), the Company undertakes to procure:-

            (i) a copy of the Singapore Prospectus (duly signed by or on behalf of each of the Directors) to be lodged with the Registrar of Companies and Businesses for registration together with any other documents required by law to be annexed to the Singapore Prospectus; and

            (ii) all necessary copies of the Singapore Prospectus to be delivered to the Stock Exchange.

5.          FEE AND COMMISSION

(A) In consideration of the agreement by OUB to manage the Invitation contained in Clause 2, the Company agrees (whether or not OUB is called upon to take up all or any New Shares pursuant to Clause 6) to pay to OUB a management fee in the amount and on the terms as stated in a letter dated [17th September], 1999 from OUB to the Company.

(B) In consideration of the agreement by the Managers to subscribe or procure subscriptions for the Invitation Shares contained in Clause 3(A) and the Option Shares (subject to the option set out in Clause 3(B) having been duly exercised in accordance with Clause 6), the Company agrees to pay to each Manager an underwriting commission of 1.0 per cent. of the Offering Price for the total number of Invitation Shares or the Option Shares, as the case may be, which that Manager has agreed to subscribe or procure subscriptions for pursuant to this Agreement. Such underwriting commission shall be payable on the Closing Date or on the settlement date of the Option Shares, as the case may be, and deducted from the aggregate Offering Price for the Invitation Shares and the Option Shares, as the case may be, as provided in Clause 6.

(C) The Company shall bear all expenses of or incidental to the Invitation including, without limiting the generality of the foregoing, the fees of the professional advisers of the Company, the cost of printing and distributing the Singapore Prospectus, the cost of advertising the Singapore Prospectus, the cost of printing this Agreement, registrar's charges, accountancy fees, legal fees, the listing fees and other incidental fees payable to the Stock Exchange for the listing application. The Company shall forthwith upon request by OUB (supported by documentary evidence thereof) reimburse the amount of any such expenses which OUB may have paid on its behalf.

(D) Any goods and services tax or other levies now or hereafter imposed by law (including but not limited to the Goods and Services Tax Act, Chapter 117A of Singapore) or required to be paid in respect of any moneys payable to or received or receivable by the Managers or any expenses incurred by the Managers shall (except to the extent prohibited by law) be borne and paid by the Company.

6.          DELIVERY AND PAYMENT

(A) Delivery of and payment for the Invitation Shares and the Option Shares (if the option provided for in Clause 3(B) shall have been exercised on or before the fifth Business Day prior to the Closing Date) shall be made at 10:00 p.m., Singapore time, on the Closing Date.

(B) The share certificates in respect of the Invitation Shares and the Option Shares (if the option provided for in Clause 3(B) shall have been exercised on or before the fifth Business Day prior to the Closing Date) shall be issued in the name of, and delivered to, the Depository for the account of the Managers or such other persons as OUB, on behalf of the Managers, may direct, against payment by the Managers, each in the proportion borne by its Underwriting Commitment to the Total Underwriting Commitments, of the aggregate net subscription moneys of the Invitation Shares and, if applicable, the Option Shares (being the aggregate Offering Price of the Invitation Shares and, if applicable, the Option Shares, less [(in the case of OUB only) the management fee payable to OUB pursuant to Clause 5(A) and] the underwriting commission [and brokerage] payable to the Managers pursuant to Clause 5(B) and Clause 9) to or to the order of the Company in immediately available and freely transferable funds to such account with such bank in Singapore as the Company shall have notified to OUB for such purpose.

(C) It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the International Underwriting Agreement and the U.S. Underwriting Agreement and that the settlement date for any Option Shares occurring after the Closing Date, shall occur simultaneously within the settlement date under the U.S. Underwriting Agreement and the International Underwriting Agreement for any U.S. Option Shares and International Option Shares occurring after the Closing Date.

(D) If the option provided for in Clause 3(B) is exercised after the fifth Business Day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Managers on the date specified by the Managers (which shall be within five Business Days after exercise of said option), share certificates representing the Option Shares in respect of which such option shall have been exercised and issued in the name of the Depository, to the Depository for the account of the Managers or such other persons as OUB, on behalf of the Managers, may direct, against payment by the Managers, each in the proportion borne by its Underwriting Commitment to the Total Underwriting Commitments, of the aggregate net subscription moneys of the relevant number of Option Shares in respect of which such options shall have been exercised (being the aggregate Offering Price of such Option Shares, less the underwriting commission [and brokerage] payable to the Managers pursuant to Clause 5(B) and Clause 9) to or to the order of the Company in immediately available and freely transferable funds to such account with such bank in Singapore as the Company shall have notified to OUB for such purpose.

[(E) If settlement for the Option Shares occurs after the Closing Date, the Company will deliver to the Managers on the settlement date for the Option Shares, and the obligation of the Managers to subscribe or procure subscriptions for the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Clause [ ] hereof.]

7.          WARRANTIES AND UNDERTAKINGS

(A) The Company warrants to and undertakes with each of the Managers as follows:-

            [to track warranties from International Underwriting Agreement]

[(B) The obligations of OUB under Clause 2 and the obligations of the Managers under Clause 6 are made on the basis of the warranties contained in sub-Clause
(A) above and with the intention that the same shall remain true and accurate in all respects up to and including the Closing Date, and the Company undertakes to and agrees with each of the Managers:-

            (i)   to  use  all   reasonable   endeavours  not  to  permit  any
                  Specified Event to occur before the Closing Date; and

            (ii) to forthwith give notice to OUB of any Specified Event which has occurred or come to its knowledge prior to the Closing Date and to forthwith take such steps as OUB may reasonably require to remedy and/or publicise the same without prejudice to OUB's rights and remedies under or pursuant to this Agreement.]

(C) The Company undertakes to and agrees with each of the Managers to fully and effectually indemnify each of the Managers from and against all losses, claims, costs (including legal costs on a full indemnity basis), charges, liabilities, actions and demands which any of the Managers may incur or suffer or which may be made against any of the Managers in connection with or arising out of the issue of the Singapore Prospectus or the Invitation or any breach of the warranties contained in sub-Clause (A) above or any failure or delay by the Company in performing the Company's undertakings in sub-Clause (E) below, save and except for any loss or damage arising out of any wilful default, fraud or negligence on the part of the relevant Manager.

(D) The warranties in sub-Clause (A) above shall be deemed to be repeated on and as of the Closing Date and the obligations of the Company in respect thereof shall continue in full force and effect notwithstanding completion of the subscription of the New Shares under this Agreement or any investigation by any of the Managers.

(E)         The Company hereby undertakes to OUB:-

            (i) not to vary or issue any supplement to the Singapore Prospectus without the prior consent in writing of OUB, such consent not to be unreasonably withheld, and not to disclose, announce or otherwise disseminate any information concerning the Company and its subsidiaries or the New Shares pending the issue of the Singapore Prospectus or any information which is not contained in the Singapore Prospectus or which may in the opinion of OUB be inconsistent with the information contained therein, without the consent of OUB, such consent not to be unreasonably withheld;

            (ii) to supply OUB with any information or document which it may reasonably require affecting the accounts or affairs of the Company and to do all such other things and sign or execute such documents as may reasonably be required by OUB in order to complete the Invitation;

            (iii) to use their best endeavours to procure the share registrar to do all such acts and things as may be required by OUB in connection with the Invitation and the transactions associated with the New Shares including the expeditious processing of the applications for the New Shares;

            (iv) to use their best endeavours to obtain and maintain the listing and quotation of the New Shares on the Stock Exchange;

            (v) not to take any action to permit a public offering of the New Shares or distribute the Singapore Prospectus or any document or form relating to the New Shares or other material relating to the Invitation in any country or jurisdiction except in Singapore or any other country or jurisdiction where such offering or distribution is permitted;

            [(vi) except for the Option Shares and any Shares to be issued by the Company pursuant to the exercise of options granted pursuant to the Chartered Semiconductor Manufacturing Ltd Share Option Plan 1999, not issue at any time on or before the expiry of 60 days after the Closing Date, any marketable securities (in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities) or shares or options therefor without the prior written consent of OUB, such consent not to be unreasonably withheld;

            (vii) not, and will procure that its subsidiaries will not, at any time on or before the Closing Date without the prior written consent of OUB, such consent not to be unreasonably withheld, dispose of in any manner (otherwise than in the ordinary and normal course of their respective businesses) any of their respective properties, fixed assets and/or subsidiaries or any other asset which is (in the reasonable opinion of OUB) of a material nature; and]


            (viii) not to take any action or do any act or thing which may be materially prejudicial to the Invitation.

8.          SUB-UNDERWRITING

            OUB shall be at liberty to sub-underwrite its underwriting obligations under this Agreement upon such terms and conditions as set out in a letter dated [17th September, 199] from OUB to the Company. Citicorp shall not sub-underwrite its underwriting obligations under this Agreement.

9.          BROKERAGE

            The Company will pay brokerage at the rate of 1.0 per cent. of the Offering Price of the Invitation Shares to the Managers for allocation between members of the Singapore Retail Syndicate (as defined in the Singapore Prospectus) based on the final allocation of Invitation Shares to investors through the relevant member of the Singapore Retail Syndicate.

10.         CONDITIONS

(A) This Agreement and the obligations of the Managers under this Agreement are conditional upon:-

            (i)   the Singapore  Prospectus  having been  registered  with the
                  Registrar of Companies and Businesses by [            ],
                  1999;

            (ii) such approvals as may be required for the transactions described in this Agreement and in the Singapore Prospectus
                  being obtained, and not withdrawn or amended, before [      ],
                  1999 (or such other date as the Company and OUB may agree);

            (iii) the delivery to OUB on the Closing Date of a certificate in the form set out in Schedule 2 signed by a Director;

            (iv) the International Underwriting Agreement and the U.S. Underwriting Agreement not having been terminated or rescinded prior to the Closing Date; and

            (vi) the delivery of and payment for the New Shares (other than the Invitation Shares) pursuant to the International Underwriting Agreement and the U.S. Underwriting Agreement taking place [substantially concurrently

                  (giving effect to the time difference between New York and Singapore)] with the delivery of and payment for the Invitation Shares pursuant to this Agreement on the Closing Date.

(B) The Company shall use its best endeavours to procure the fulfilment of such conditions and, in particular, shall furnish such information, supply such documents, give such undertaking(s) and do all such acts and things as may be required to enable the New Shares to be admitted to the Official List of the Stock Exchange as aforesaid.

(C) If such conditions are not fulfilled, this Agreement shall ipso facto cease and determine and (save in respect of any breach of sub-Clause (B) above) no party shall have any claim against the others for costs, damage, compensation or otherwise except that the Company shall continue to be bound by its obligations under Clauses 5 and 7, shall indemnify OUB in accordance with Clause 7 and shall reimburse OUB for all out-of-pocket expenses incurred by it in connection with this Agreement and as agreed in a letter dated [17th September, 1999] from OUB to the Company, provided that OUB shall be entitled to waive the condition in sub-Clause (A)(iv) above.

11.         RESCISSION AND TERMINATION

(A) Notwithstanding anything herein contained, OUB may, by notice in writing to the Company, rescind this Agreement if prior to [time] on the Closing Date:-

            [(i) there shall come to the knowledge of OUB any breach of any of the warranties or undertakings contained in Clause 7(A) or that any of the warranties by the Company in Clause 7(A) is untrue or incorrect; or

            (ii)  any Specified Event comes to the knowledge of OUB; or]

            (iii) [track Section 11 of International Underwriting Agreement.]

(B) If this Agreement is so rescinded, the Company shall reimburse OUB for all out-of-pocket expenses incurred by them in connection with this Agreement and as agreed in a letter dated [17th September, 1999] from OUB to the Company.

(C) In addition, rescission or termination of this Agreement for any reason shall be without prejudice to any rights of OUB in respect of any such breach as is therein referred to and shall not release the Company from its obligations under Clauses 5, 6 and 7, which shall continue in full force and effect.

12.         ANNOUNCEMENTS

            No public announcement or communication concerning the Invitation may be made or despatched by the Company without the prior consent in writing of OUB (save as may be required by law or the rules of the Stock Exchange).

13.         ADVERTISEMENT

            The Company and OUB agree that tombstone advertisements of the Invitation shall be made by OUB on behalf of and at the expense of the Company on such dates and in such newspapers as OUB may, in consultation with the Company, determine.

14.         CONSENT TO DISCLOSURE

            The Company consents to the disclosure by OUB to the Stock Exchange of any information relating to the Company and its affairs, operations or business, where such disclosure is deemed to be necessary by OUB for the purposes of or in connection with the Invitation.

15.         TIME OF ESSENCE

            Any time, date or period mentioned in any provision of this Agreement may be extended by mutual agreement between the parties but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid, time shall be of the essence.



16.         NOTICES

            Any notice or other communication required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by post or by facsimile addressed to the intended recipient thereof at its address or at its facsimile number set out below (or to such other address or facsimile number it may from time to time duly notify the other parties hereto):-

            the Company       :     Chartered Semiconductor Manufacturing Ltd
                                    60, Woodlands Industrial Park D,
                                    Street 2, Singapore 738406.

                                    Attention   :     Legal Department
                                    Fax number  :     362 2909

            OUB               :     Overseas Union Bank Limited
                                    1, Raffles Place,
                                    OUB Centre, Singapore 048616.

                                    Attention   :     [           ]
                                    Fax number  :     [           ]

            Citicorp          :     Citicorp Investment Bank (Singapore) Limited
                                    5, Shenton Way, #37-03/04, UIC Building,
                                    Singapore 068808.

                                    Attention   :     [           ]
                                    Fax number  :     [           ]

Any notice or communication shall be deemed to have been duly served (if given or made personally or by facsimile) immediately or (if given or made by letter) 24 hours after posting. In the case of any notice or communication given by the Company pursuant to Clauses 6 and 8, such notice or communication shall be delivered personally or sent by post and shall be given by the Authorised Signatories (as defined in Schedule 3), whose names(s) and signature(s) are set out in Schedule 3, on behalf of the Company.

17.         AGREEMENT AMONG MANAGERS

(A) Any notice, decision, approval, consent or waiver of the Managers under this Agreement shall be made or given by OUB for itself and on behalf of Citicorp and shall be binding on Citicorp.

(B) In making or giving any such notice, decision, approval, consent or waiver, OUB is hereby irrevocably authorised by Citicorp to exercise its sole discretion, and OUB shall not be under any obligation to account or disclose to Citicorp its reason(s) for so doing.

(C) Citicorp hereby authorises OUB as its agent and on its behalf to do all acts and things which it is required or entitled to do under this Agreement including without prejudice to the generality of the foregoing:-


            (i) arranging for payment for the Invitation Shares for which Citicorp has applied or procured applications for pursuant to Clause 4; and

            (ii) arranging for delivery to the Depository of the Invitation Shares for which Citicorp has applied or procured applications for pursuant to Clause 4.

(D) Citicorp hereby authorises OUB to publish its name, in the form in which it appears in this Agreement, in any publications relating to the Invitation.

(E) In acting under this Agreement, OUB shall be entitled to rely on any communication or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions or statements of any legal or other professional advisers appointed by it.

(F) Nothing contained in this Agreement shall constitute the Managers an association or partners with each other or render any of the Managers liable for the obligations of the other Managers. Neither of the Managers shall be bound in any way by the acts of the other Managers and none of the Managers shall have any right to contribution or account against the other Managers except as expressly or by necessary implication provided in this Agreement. Except as otherwise expressly provided in this Agreement, each Manager shall bear all losses and expenses incurred by it and be entitled to retain all profits earned by it in connection with this Agreement.

(G) Citicorp acknowledges that it has not relied on any statement, opinion, forecast or other representation made by OUB to induce it to enter into this Agreement or the transactions contemplated by this Agreement and that it has made and will continue to make, without reliance on OUB and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Company and its own independent investigation of the financial condition and affairs of the Company and of its own tax position in connection with the execution of this Agreement or the transactions contemplated by this Agreement, and the sale or purchase and resale (as the case may be) of the Invitation Shares.

(H) OUB shall not have any responsibility to Citicorp on account of the condition (financial or otherwise) of the Company or for the completeness or accuracy of any statements, representations or warranties in, or the validity, enforceability or sufficiency of, this Agreement or any other document executed pursuant hereto or as hereby contemplated.

(I) OUB shall not be liable to Citicorp for any loss or damage howsoever arising from any action taken or omitted under or in connection with this Agreement or the transactions hereby contemplated. Notwithstanding anything contained in this Agreement, OUB shall have no responsibility or liability to Citicorp on account of any loss Citicorp may suffer as a result of its execution or performance of this Agreement or for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Agreement or the transactions hereby contemplated or for acting (or for refraining from acting) in accordance with the instructions of that Manager.

(J) OUB may, without any liability to account to Citicorp, accept deposits from, lend money to, and generally engage in any kind of banking or trust or other business with the Company or any of its subsidiaries or associated companies as if OUB were not acting as agent for the Managers under this Agreement.

(K) Citicorp shall contribute (in the proportion in which its Underwriting Commitment bears to the Total Underwriting Commitments) in reimbursing OUB for any costs and expenses incurred by OUB in contemplation of, or otherwise in connection with, the enforcement or preservation of any rights or the performance of any term under this Agreement (including, in each case, the fees and expenses of legal or other professional advisers on a full indemnity basis) which are not recovered, or which OUB agrees (after prior consultation with Citicorp) not to claim, from the Company under this Agreement. The liability of Citicorp for such contribution under this sub-Clause shall remain notwithstanding that this Agreement is terminated pursuant to the terms of this Agreement.

(L) Citicorp shall indemnify OUB (in the proportion in which its Underwriting Commitment bears to the Total Underwriting Commitments) against all liabilities, damages, costs and claims whatsoever incurred by OUB in connection with this Agreement or the performance of its obligations or the exercise or non-exercise of any discretion, power or rights conferred under this Agreement or any action taken or omitted by OUB under this Agreement unless such liabilities, damages, costs or claims arise out of the negligence of OUB, its servants or agents.

18.         SUCCESSORS

            This Agreement shall be binding upon and shall enure to the benefit of the respective successors in title of the parties thereto.

19.         GOVERNING LAW

            This Agreement shall be governed by, and construed in all respects in accordance with, the laws of Singapore.

                               S C H E D U L E  1


                            UNDERWRITING COMMITMENTS



                                                                   Number of
      Name of Manager                                          Invitation Shares
      ---------------                                          -----------------
1.    Overseas Union Bank Limited                                 [         ]

2.    Citicorp Investment Bank (Singapore) Limited                [         ]
                                                                  -----------

      Total Underwriting Commitments                              [         ]
                                                                  ===========

                               S C H E D U L E  2


                               FORM OF CERTIFICATE



To:   Overseas Union Bank Limited,
      1, Raffles Place,
      OUB Centre,
      Singapore 048616                                      [            ], 1999



Dear Sirs,

            I, [                ], a Director of Chartered Semiconductor
Manufacturing Ltd (the "Company"), refer to the Management and Underwriting Agreement (the "Agreement") dated [ ], 1999 made between (1) the Company, as Company, (2) Overseas Union Bank Limited, as Lead Manager and Underwriter for the Singapore Retail Offering, and (3) Citicorp Investment Bank (Singapore) Limited, as Co-Lead Manager and Underwriter for the Singapore Retail Offering, and hereby certify, on behalf of the Company, that:-

            (i) I have been duly authorised by the Company to sign this Certificate; and

            [(ii) to the best of my knowledge and belief, having made all reasonable enquiries, since the date of the Agreement, there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise) of the Company or of the Group as a whole from that set forth in the Singapore Prospectus nor any breach of nor the occurrence of any event, nor the discovery of any fact, rendering untrue or incorrect in any material respect, any of the representations, warranties or undertakings contained in the Agreement if they were repeated on and as of the date hereof.](1)

            Terms defined and references construed in the Agreement shall bear the same meanings and construction in this Certificate.

                                                   Yours faithfully,
                                                  For and on behalf of
                                                CHARTERED SEMICONDUCTOR
                                                    MANUFACTURING LTD



                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________


--------

(1) to track the corresponding provisions in the representations and warranties.

                               S C H E D U L E  3


                             AUTHORISED SIGNATORIES


The following persons are designated by the Company as Group A signatories:-

                                     Group A

Name                    Position Held                 Signature
----                    -------------                 ---------
[           ]           [           ]
[           ]           [           ]


Either of the Group A signatories jointly with the [ ] of the Company (or its equivalent), or in his absence, the Group A signatories signing jointly (the "Authorised Signatories") shall be authorised to sign all notices and communications required or permitted to be given by or on behalf of the Company pursuant to Clauses 6 and 8 of this Agreement.


Name                    Position Held                 Signature
----                    -------------                 ---------
[           ]           [           ]

            I N W I T N E S S W H E R E O F this Agreement has been entered into on the date stated at the beginning.


The Company


SIGNED by                                   )
          --------------------------------  )
for and on behalf of                        )
CHARTERED SEMICONDUCTOR                     )
MANUFACTURING LTD                           )
in the presence of:-                        )



The Lead Manager and Underwriter


SIGNED by                                   )
          --------------------------------  )
for and on behalf of                        )
OVERSEAS UNION BANK LIMITED                 )
in the presence of:-                        )



The Co-Lead Manager and Underwriter


SIGNED by                                   )
          --------------------------------  )
for and on behalf of                        )
CITICORP INVESTMENT BANK                    )
(SINGAPORE) LIMITED                         )
in the presence of:-                        )